PVH CORP. ANNOUNCES LEADERSHIP UPDATES

NEW YORK (BUSINESS WIRE) – June 2, 2021 – PVH Corp. [NYSE: PVH] announced today two leadership updates to its global organization, alongside announcing strong first-quarter earnings for 2021 above guidance and raising full-year outlook.

Mike Shaffer and Cheryl Abel-Hodges, who have both played important roles in shaping PVH’s strong foundation, will be leaving PVH in the coming months.

Shaffer, Chief Operating and Financial Officer, will be leaving in September to pursue other opportunities. An external search is underway for a successor CFO, and Shaffer will help to ensure a seamless transition.

Stefan Larsson, Chief Executive Officer of PVH, commented: “Mike has played an important role in shaping the direction of PVH over his 30 plus-year career with the company. As COO and CFO, he helped to expand our brands, including the acquisitions of Tommy Hilfiger in 2010 and Warnaco in 2013, as well as driving investments in infrastructure and operational capabilities. Mike has also been a strong proponent of our commitment to our industry leadership in aligning corporate responsibility, supply chain and technology.”

Shaffer commented: “I have had a long and wonderful career with PVH, working with the most talented people in the industry. I know that I am leaving the company in a strong position, having navigated through the complexities of the last year, and now driving forward with an accelerated recovery. I am very proud of the PVH team and wish them every success in the future.”

Abel-Hodges will be stepping down as CEO of Calvin Klein and moving to an advisory position with effect from July 1 through February 2022. Trish Donnelly, CEO, PVH Americas, who has had oversight of Calvin Klein, will take full global leadership responsibility for the business.

Larsson commented: “I want to thank Cheryl for her partnership and passion for this brand, and for everything she has done over her almost 15-year career with PVH. As well as her role with Calvin Klein, Cheryl made an impact on many areas of the company, including overseeing PVH’s innovative underwear platform, which harnesses the collective power and best practices from across the company’s iconic portfolio of brands.”

Abel-Hodges commented: “I have loved being part of the PVH family and working with the Calvin Klein brand for the last six years. PVH has provided me with many opportunities to grow as a leader, to work with fantastic people and to be a connector across its businesses. I couldn’t be prouder of the work we’ve done as a team to navigate the events of last year and emerge as a stronger company, well positioned for the future.”

Larsson concluded: “On behalf of the entire team at PVH, we thank Mike and Cheryl for their many contributions. We wish them all the very best in their next endeavors.”

For PVH’s most recent earnings results, visit: https://www.pvh.com/investor-relations.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to PVH Corp.’s (the “Company”) future revenue, earnings and expectations are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s ability to realize anticipated benefits and savings from restructuring and similar plans, such as the workforce reductions in North America and certain international markets, the exit from the Heritage Brands Retail business by mid-2021 and the reductions in its office and store real estate footprint, all as previously announced; (iii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores and its directly operated digital commerce sites, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, consumer sentiment and other factors; (v) the Company’s ability to manage its growth and inventory; (vi) quota restrictions, the imposition of safeguard controls and the imposition of new or increased duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, any of which, among other things, could limit the ability to produce products in cost-effective countries, or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (vii) the availability and cost of raw materials; (viii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (ix) the regulation or prohibition of the transaction of business with specific individuals or entities and their affiliates or goods manufactured in (or containing raw materials or components from) certain regions, such as the listing of a person or entity as a Specially Designated National or Blocked Person by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the issuance of Withhold Release Orders by the U.S. Customs and Border Patrol; (x) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (xi) disease epidemics and health- related concerns, such as the ongoing COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, has resulted in some of the following) supply-chain disruptions due to closed factories, reduced workforces and production capacity, scarcity of raw materials and scrutiny or embargoing of goods produced in affected areas, closed stores, reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments implement mandatory business closures, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result (or, with respect to the COVID-19 pandemic, could continue to result) in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (xii)

acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xiii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xiv) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xv) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xvi) the impact of new and revised tax legislation and regulations; and (xvii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

About PVH Corp.

PVH is one of the world’s largest and most admired fashion companies, connecting with consumers in over 40 countries. Our global iconic brands include Calvin Klein, TOMMY HILFIGER and our Heritage Brands. Our 140-year history is built on the strength of our brands, our team and our commitment to drive fashion forward for good. That's the Power of Us. That’s the Power of PVH.

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PVH Corp.
Samantha Critchell
VP, PVH Comm
917-587-0568 (m)
communications@pvh.com